Exhibit 99.1

Exterran Corporation Announces Third Quarter 2020 Results

Results In-Line with Updated Guidance
Renewed Contract Operations Contract for Six Years - No Incremental CAPEX Required
Signed Agreement to Sell U.S. Compression Fabrication Business

HOUSTON, November 2, 2020 - Exterran Corporation (NYSE: EXTN) (“Exterran” or the “Company”) today reported third quarter financial results.

Andrew Way, Exterran’s President and Chief Executive Officer commented, “The third quarter came in better than we had originally expected as we continue to focus on what we can control and on executing well on our strong backlog. While COVID-19 remains a challenge, we were able to move employees around more efficiently than in the first half of the year, which drove the rebound in aftermarket services segment revenue. Despite the challenges posed by the pandemic, we were able to renew another contract operations contract, for six years, with a total value of around $80 million, and there is no requirement for any incremental CAPEX. This success puts total renewals for Latin America at over $200 million so far this year, with no additional CAPEX needs. Our focus continues to be on securing additional commercial opportunities while simultaneously driving improved cash flow and returns over the long-term.”

Net loss from continuing operations was $16.7 million, or $0.51 per share, on revenue of $169.5 million for the third quarter of 2020. This compares to net loss from continuing operations of $19.3 million, or $0.59 per share, on revenue of $131.1 million for the second quarter of 2020 and net loss from continuing operations of $13.0 million, or $0.38 per share, on revenue of $186.0 million for the third quarter of 2019. Net loss was $17.7 million for the third quarter of 2020, as compared to net loss of $31.9 million for the second quarter of 2020 and net loss of $9.8 million for the third quarter of 2019. EBITDA, as adjusted, was $35.8 million for the third quarter of 2020, as compared to $24.9 million for the second quarter of 2020 and $43.8 million for the third quarter of 2019. Loss before taxes was $11.0 million as compared to loss before taxes of $15.4 million for the second quarter of 2020 and loss before taxes of $12.5 million for the third quarter of 2019.

Selling, general and administrative expenses were $30.0 million in the third quarter of 2020, as compared with $31.5 million in the second quarter of 2020 and $32.3 million in the third quarter of 2019.

Contract Operations Segment
Contract operations revenue in the third quarter of 2020 was $81.7 million, a 5% increase from second quarter of 2020 revenue of $77.9 million and a 15% decrease from third quarter of 2019 revenue of $96.3 million.

Contract operations gross margin in the third quarter of 2020 was $57.1 million, a 5% increase from the second quarter of 2020 gross margin of $54.2 million and an 8% decrease from the third quarter of 2019 gross margin of $61.9 million. Gross margin percentage in the third quarter of 2020 was 70%, as compared with 70% in the second quarter of 2020 and 64% in the third quarter of 2019.

Revenue increased sequentially given contract adjustments and an increase in activity.

Aftermarket Services Segment
Aftermarket services revenue in the third quarter of 2020 was $30.4 million, a 22% increase from second quarter of 2020 revenue of $25.0 million and a 13% decrease from third quarter of 2019 revenue of $34.9 million.

Aftermarket services gross margin in the third quarter of 2020 was $7.3 million, a 22% increase from the second quarter of 2020 gross margin of $6.0 million and a 17% decrease from the third quarter of 2019 gross margin of $8.8 million. Gross margin percentage in the third quarter of 2020 was 24%, as compared with 24% in the second quarter of 2020 and 25% in the third quarter of 2019.

The revenue increase was driven by an increase in activity in Latin America and Asia Pacific.

Product Sales Segment
Product sales revenue in the third quarter of 2020 was $57.4 million, a 104% increase from second quarter of 2020 revenue of $28.1 million, and a 5% increase from third quarter of 2019 revenue of $54.8 million.

Product sales gross margin in the third quarter of 2020 was $3.1 million, an increase from the second quarter of 2020 gross margin of $(4.3) million and a decrease as compared to the third quarter of 2019 gross margin of $6.6 million. Gross margin percentage in the third quarter of 2020 was 5%, as compared with (15)% in the second quarter of 2020 and 12% in the third quarter of 2019.

Revenue increased sequentially driven by incremental activity in our international locations. Margin increased for the quarter due to improved absorption of fixed costs because of higher plant activity. We have moved our U.S. compression fabrication business into discontinued operations.

Product sales backlog was $496.7 million at September 30, 2020, as compared to $547.2 million at June 30, 2020 and $153.2 million at September 30, 2019. Product sales bookings for the third quarter of 2020 were $8.7 million, resulting in a book-to-bill ratio of 15%. This compares to negative bookings of $2.9 million for the second quarter of 2020 and bookings of $71.5 million for the third quarter of 2019.

Conference Call Information
The Company will host a conference call at 10:00 a.m. Central Time on Monday, November 2, 2020. The call can be accessed from the Company’s website at www.exterran.com or by telephone at 877-524-8416. For those who cannot listen to the live call, a telephonic replay will be available through November 9, 2020 and may be accessed by calling 877-660-6853 and using the pass code 13711895. A presentation will also be posted on the Company’s website prior to the conference call.

About Exterran Corporation
Exterran Corporation (NYSE: EXTN) is a global systems and process company offering solutions in the oil, gas, water and power markets. We are a leader in natural gas processing and treatment and compression products and services, providing critical midstream infrastructure solutions to customers throughout the world. Exterran Corporation is headquartered in Houston, Texas and operates in approximately 25 countries.

For more information, contact:
Blake Hancock, Vice President of Investor Relations, at 281-854-3043
Or visit www.exterran.com

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Non-GAAP and Other Financial Information
Gross margin is defined as revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue. The Company evaluates the performance of its segments based on gross margin for each segment.

EBITDA, as adjusted, a non-GAAP measure, is defined as net income (loss) excluding income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), income taxes, interest expense (including debt extinguishment costs), depreciation and amortization expense, impairment charges, restructuring and other charges, non-cash gains or losses from foreign currency exchange rate changes recorded on intercompany obligations, expensed acquisition costs, gain on extinguishment of debt and other items.

Adjusted net income (loss) from continuing operations and diluted adjusted net income (loss) from continuing operations per common share, non-GAAP measures, are defined as net income (loss) and earnings per share, excluding the impact of income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), impairment charges (net of tax), restructuring and other charges (net of tax), gain on extinguishment of debt, the effect of income tax adjustments that are outside of the Company’s anticipated effective tax rates and other items.

See tables below for additional information concerning non-GAAP financial information, including a reconciliation of the non-GAAP financial information presented in this press release to the most directly comparable financial information presented in accordance with GAAP. Non-GAAP financial information supplements should be read together with, and are not an alternative or substitute for, the Company’s financial results reported in accordance with GAAP. Because non-GAAP financial information is not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements may include words such as “guidance,” “anticipate,” “estimate,” “expect,” “forecast,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Examples of forward-looking information in this release include, but are not limited to: Exterran’s financial and operational strategies and ability to successfully effect those strategies; Exterran’s expectations regarding future economic and market conditions; the expected impact of COVID-19 and oil price declines on Exterran’s business; Exterran’s financial and operational outlook and ability to fulfill that outlook; demand for Exterran’s products and services and growth opportunities for those products and services; and statements regarding industry activity levels and infrastructure build-out opportunities.

These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran’s control, which could cause actual results to differ materially from such statements. As a result, any such forward-looking statements are not guarantees of future performance or results. While Exterran believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: conditions in the oil and natural gas industry, including a sustained imbalance in the level of supply or demand for oil or natural gas or a sustained low price of oil or natural gas, which could depress or reduce the demand or pricing for Exterran’s natural gas compression and oil and natural gas production and processing equipment and services; reduced profit margins or the loss of market share resulting from competition or the introduction of competing technologies by other companies; economic or political conditions in the countries in which Exterran does business, including civil developments such as uprisings, riots, terrorism, kidnappings, violence associated with drug cartels, legislative changes and the expropriation, confiscation or nationalization of property without fair compensation; risks associated with natural disasters, pandemics and other public health crisis, and other catastrophic events outside of Exterran’s control, including the continued spread and impact of, and the response to, the COVID-19 pandemic; changes in currency exchange rates, including the risk of currency devaluations by foreign governments, and restrictions on currency repatriation; risks associated with cyber-based attacks or network security breaches; changes in international trade relationships, including the imposition of trade restrictions or tariffs relating to any materials or products (such as aluminum and steel) used in the operation of Exterran’s business; risks associated with Exterran’s operations, such as equipment defects, equipment malfunctions, environmental discharges and natural disasters; the risk that counterparties will not perform their obligations under their contracts with Exterran or other changes that could impact Exterran’s ability to recover its fixed asset investment; the financial condition of Exterran’s customers; Exterran’s ability to timely and cost-effectively obtain components necessary to conduct its business; employment and workforce factors, including Exterran’s ability to hire, train and retain key employees; Exterran’s ability to implement its business and financial objectives, including: (i) winning profitable new business, (ii) timely and cost-effective execution of projects, (iii) enhancing or maintaining Exterran’s asset utilization, particularly with respect to its fleet of compressors and other assets, (iv) integrating acquired businesses, (v) generating sufficient cash to satisfy Exterran’s operating needs, existing capital commitments and other contractual cash obligations, including Exterran’s debt obligations, and (vi) accessing the financial markets at an acceptable cost; Exterran’s ability to accurately estimate its costs and time required under its fixed price contracts; liability related to the use of Exterran’s products and services; changes in governmental safety, health, environmental or other regulations, which could require Exterran to make significant expenditures; and Exterran’s level of indebtedness and ability to fund its business.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran’s Annual Report on Form 10-K for the year ended December 31, 2019, and other filings with the Securities and Exchange Commission available on the Securities and Exchange Commission’s website www.sec.gov. A discussion of these risks is expressly incorporated by reference into this release. Except as required by law, Exterran expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

EXTERRAN CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
Revenues:
Contract operations	$81,679	$77,945	$96,261
Aftermarket services	30,435	24,993	34,893
Product sales	57,397	28,119	54,796
	169,511	131,057	185,950
Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
Contract operations	24,548	23,746	34,356
Aftermarket services	23,135	19,020	26,079
Product sales	54,263	32,387	48,187
Selling, general and administrative	29,959	31,530	32,308
Depreciation and amortization	36,630	32,306	41,106
Impairments	1,695	—	2,970
Restructuring and other charges	238	3,105	1,257
Interest expense	9,623	9,638	10,103
Gain on extinguishment of debt	(780)	(2,644)	—
Other (income) expense, net	1,178	(2,641)	2,101
	180,489	146,447	198,467
Loss before income taxes	(10,978)	(15,390)	(12,517)
Provision for income taxes	5,745	3,895	477
Loss from continuing operations	(16,723)	(19,285)	(12,994)
Income (loss) from discontinued operations, net of tax	(998)	(12,604)	3,153
Net loss	$(17,721)	$(31,889)	$(9,841)

Basic and diluted net loss per common share:
Loss from continuing operations per common share	$(0.51)	$(0.59)	$(0.38)
Income (loss) from discontinued operations per common share	(0.03)	(0.38)	0.09
Net loss per common share	$(0.54)	$(0.97)	$(0.29)

Weighted average common shares outstanding used in net loss per common share:
Basic and diluted	32,806	31,889	33,783

During the third quarter of 2020, the U.S. compression business met the held for sale criteria and is also now reflected as discontinued operations in our financial statements for all periods presented.

EXTERRAN CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2020	December 31, 2019
ASSETS

Current assets:
Cash and cash equivalents	$28,159	$16,683
Restricted cash	1,670	19
Accounts receivable, net	183,620	179,158
Inventory	114,520	119,358
Contract assets	49,092	36,997
Other current assets	19,333	22,003
Current assets associated with discontinued operations	28,491	61,705
Total current assets	424,885	435,923
Property, plant and equipment, net	770,421	824,194
Operating lease right of use assets	26,204	26,227
Deferred income taxes	12,331	13,994
Intangible and other assets, net	75,775	93,924
Long-term assets associated with discontinued operations	20,877	23,742
Total assets	$1,330,493	$1,418,004

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable, trade	$59,230	$82,864
Accrued liabilities	99,976	92,641
Contract liabilities	105,736	66,695
Current operating lease liabilities	6,051	5,819
Current liabilities associated with discontinued operations	37,355	78,626
Total current liabilities	308,348	326,645
Long-term debt	516,584	443,587
Deferred income taxes	1,483	993
Long-term contract liabilities	93,643	156,262
Long-term operating lease liabilities	30,646	30,189
Other long-term liabilities	51,514	48,749
Long-term liabilities associated with discontinued operations	2,299	2,041
Total liabilities	1,004,517	1,008,466
Total stockholders’ equity	325,976	409,538
Total liabilities and stockholders’ equity	$1,330,493	$1,418,004

During the third quarter of 2020, the U.S. compression business met the held for sale criteria and is also now reflected as discontinued operations in our financial statements for all periods presented.

EXTERRAN CORPORATION
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
Revenues:
Contract operations	$81,679	$77,945	$96,261
Aftermarket services	30,435	24,993	34,893
Product sales	57,397	28,119	54,796
	$169,511	$131,057	$185,950

Gross margin:
Contract operations	$57,131	$54,199	$61,905
Aftermarket services	7,300	5,973	8,814
Product sales	3,134	(4,268)	6,609
Total	$67,565	$55,904	$77,328

Gross margin percentage:
Contract operations	70%	70%	64%
Aftermarket services	24%	24%	25%
Product sales	5%	(15)%	12%
Total	40%	43%	42%

Selling, general and administrative	$29,959	$31,530	$32,308
% of revenue	18%	24%	17%

EBITDA, as adjusted	$35,804	$24,938	$43,803
% of revenue	21%	19%	24%

Capital expenditures	$25,457	$23,589	$44,605

Revenue by Geographical Regions:
North America	$13,364	$9,354	$22,007
Latin America	60,302	58,352	85,928
Middle East and Africa	69,682	52,373	66,601
Asia Pacific	26,163	10,978	11,414
Total revenues	$169,511	$131,057	$185,950

	As of
	September 30, 2020	June 30, 2020	September 30, 2019
Contract Operations Backlog:
Contract operations services	$1,208,139	$1,253,962	$1,210,187

Product Sales Backlog:
Compression equipment	$18,165	$58,451	$40,899
Processing and treating equipment	447,109	453,729	50,176
Other product sales	31,380	35,031	62,174
Total product sales backlog	$496,654	$547,211	$153,249

Compression Equipment backlog includes sales to international customers. During the third quarter of 2020, the U.S. compression business met the held for sale criteria and is also now reflected as discontinued operations in our financial statements for all periods presented.

EXTERRAN CORPORATION
UNAUDITED NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)

	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
Non-GAAP Financial Information—Reconciliation of Loss before income taxes to Total gross margin:
Loss before income taxes	$(10,978)	$(15,390)	$(12,517)
Selling, general and administrative	29,959	31,530	32,308
Depreciation and amortization	36,630	32,306	41,106
Impairments	1,695	—	2,970
Restructuring and other charges	238	3,105	1,257
Interest expense	9,623	9,638	10,103
Gain on extinguishment of debt	(780)	(2,644)	—
Other (income) expense, net	1,178	(2,641)	2,101
Total gross margin (1)	$67,565	$55,904	$77,328

Non-GAAP Financial Information—Reconciliation of Net loss to EBITDA, as adjusted:
Net loss	$(17,721)	$(31,889)	$(9,841)
(Income) loss from discontinued operations, net of tax	998	12,604	(3,153)
Depreciation and amortization	36,630	32,306	41,106
Impairments	1,695	—	2,970
Restructuring and other charges	238	3,105	1,257
Interest expense	9,623	9,638	10,103
Gain on extinguishment of debt	(780)	(2,644)	—
(Gain) loss on currency exchange rate remeasurement of intercompany balances	(624)	(2,077)	884
Provision for income taxes	5,745	3,895	477
EBITDA, as adjusted (2)	$35,804	$24,938	$43,803

Non-GAAP Financial Information—Reconciliation of Net loss to Adjusted net loss from continuing operations:
Net loss	$(17,721)	$(31,889)	$(9,841)
(Income) loss from discontinued operations, net of tax	998	12,604	(3,153)
Loss from continuing operations	(16,723)	(19,285)	(12,994)
Adjustment for items:
Impairments	1,695	—	2,970
Restructuring and other charges	238	3,105	1,257
Gain on extinguishment of debt	(780)	(2,644)	—
Tax impact of adjustments (3)	(24)	—	(3)
Adjusted net loss from continuing operations (4)	$(15,594)	$(18,824)	$(8,770)

Diluted loss from continuing operations per common share	$(0.51)	$(0.59)	$(0.38)
Adjustment for items, after-tax, per diluted common share	0.03	0.02	0.12
Diluted adjusted net loss from continuing operations per common share (4) (5)	$(0.48)	$(0.57)	$(0.26)

During the third quarter of 2020, the U.S. compression business met the held for sale criteria and is also now reflected as discontinued operations in our financial statements for all periods presented.

(1) Management evaluates the performance of each of the Company’s segments based on gross margin. Total gross margin, a non-GAAP measure, is included as a supplemental disclosure because it is a primary measure used by our management to evaluate the results of revenue and cost of sales (excluding depreciation and amortization expense), which are key components of our operations. Management believes total gross margin is important supplemental information for investors because it focuses on the current performance of our operations and excludes the impact of the prior historical costs of the assets acquired or constructed that are utilized in those operations, the indirect costs associated with our SG&A activities, the impact of our financing methods, restatement related charges (recoveries), restructuring and other charges, gain on extinguishment of debt and income taxes. In addition, the inclusion of depreciation and amortization expense may not accurately reflect the costs required to maintain and replenish the operational usage of our assets and therefore may not portray the costs from current operating activity.

(2) Management believes EBITDA, as adjusted, is an important measure of operating performance because it allows management, investors and others to evaluate and compare our core operating results from period to period by removing the impact of our capital structure (interest expense from outstanding debt), asset base (depreciation and amortization), our subsidiaries’ capital structure (non-cash gains or losses from foreign currency exchange rate changes on intercompany obligations), tax consequences, impairment charges, restatement related charges (recoveries), restructuring and other charges, expensed acquisition costs, gain on extinguishment of debt and other items. Management uses EBITDA, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, the Company's compensation committee has used EBITDA, as adjusted, in evaluating the performance of the Company and management and in evaluating certain components of executive compensation, including performance-based annual incentive programs.

(3) The tax impacts of adjustments were based on the Company’s statutory tax rates applicable to each item in the appropriate taxing jurisdictions. Using statutory tax rates for presentation of the non-GAAP measures allows a consistent basis for investors to understand financial performance of the Company across historical periods. The overall effective tax rate on adjustments was impacted by the inability to recognize tax benefits from charges in jurisdictions that are in cumulative-loss positions.

(4) Management believes adjusted net income (loss) from continuing operations and diluted adjusted net income (loss) from continuing operations per common share provides useful information to investors because it allows management, investors and others to evaluate and compare our core operating results from period to period by removing the impact of impairment charges, restructuring and other charges, restatement related charges (recoveries), expensed acquisition costs, gain on extinguishment of debt and other items not appropriately reflective of our core business.

(5) Diluted adjusted net income (loss) from continuing operations per common share, was computed using the two-class method to determine the net income (loss) per share for each class of common stock and participating security (certain of our restricted stock and restricted stock units) according to participation rights in undistributed earnings.